UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6910 (Commission File Number)	76-6004064 (IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., as Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 852-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On December 21, 2010, the Registrant issued a press release that there will be no trust distribution for the fourth quarter of 2010 for unitholders of record on December 31, 2010.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information furnished pursuant to this Item 2.02 in the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As discussed in the press release attached hereto as Exhibit 99.1, on December 21, 2010, TEL Offshore Trust notified The NASDAQ Market LLC, or “NASDAQ”, of the Trust’s determination to file a Form 25 with the Securities and Exchange Commission to effect the voluntary delisting of the units of beneficial interest in the Trust, referred to herein as “Units”, from the NASDAQ.  In an effort to reduce expenses, the trustees of the Trust have determined that it is in the best interest of the Trust to voluntarily delist the Units and to cause the units to no longer be traded on the NASDAQ.  The Trust plans to file the Form 25 with the Securities and Exchange Commission on or about December 31, 2010 and expects that the Form 25 will become effective on or about January 10, 2011.

On October 7, 2008, the Trust announced that production from the two most significant oil and gas properties associated with the Trust had ceased following damage inflicted by Hurricane Ike in September 2008.  As a result of the damage inflicted by Hurricane Ike, the Trust has not received a distribution of net proceeds from Chevron with respect to the royalty since December 2008, and positive net proceeds from the royalty properties are not likely for the foreseeable future.  The Trust continues to utilize its cash reserves to pay expenses; however, as of September 30, 2010, those reserves were approximately 67% of the average annual expenses of the Trust during the three-year period ended September 30, 2010.

The decision to voluntarily delist from the NASDAQ is based primarily on the Trust’s desire to conserve its cash reserves, and its recognition that the benefits of maintaining NASDAQ listing have declined. The trading volume and price of the Units have been limited, and the Trust believes that the benefits of listing do not justify the expense, compliance requirements and administrative burdens of maintaining NASDAQ listing.  As a result of the voluntarily delisting, the Trust will realize annual cost savings of $27,500 in annual fees required by the NASDAQ.

The Trust has not arranged for the Units to be listed or registered on another national securities exchange or for the quotation of the Units in a quotation medium.  There can be no assurance as to whether, and to what extent, a trading market will develop by any market makers for the Units.  Following the voluntarily delisting of the Units from NASDAQ, the Trust intends to continue to file reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits

(d)     Exhibits.

Exhibit  99.1 TEL Offshore Trust’s Press Release dated December 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: December 21, 2010	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President